Exhibit 99.1

                                (COMPANY'S LOGO)

Contact:          Ira Lamel/Mary Anthes              Jeremy Fielding/David Lilly
                  The Hain Celestial Group, Inc.     Kekst and Company
                  631-730-2200                       212-521-4800

                  HAIN CELESTIAL ANNOUNCES DEFINITIVE AGREEMENT
                      TO ACQUIRE SPECTRUM ORGANIC PRODUCTS

             EXPANSION OF COMPANY'S OFFERINGS IN NATURAL AND ORGANIC
                           OILS, VINEGARS, CONDIMENTS

                ACQUISITION EXPECTED TO BE ACCRETIVE TO EARNINGS

Melville, NY, August 23, 2005--The Hain Celestial Group, Inc. ("Hain Celestial") (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today announced the signing of a definitive agreement and plan of merger with Spectrum Organic Products, Inc. ("Spectrum") (OTCBB: SPOP). Under the terms of the agreement, Hain Celestial has agreed to pay approximately $0.705 per share, adjusted to reflect Spectrum's estimate of their expenses and the price adjustment provisions of the agreement, to Spectrum shareholders consisting of approximately 50% in Hain Celestial common shares and 50% in cash. The transaction, which is expected to close in November and to be accretive to Hain Celestial earnings, is subject to shareholder approval by Spectrum and other customary conditions.

Spectrum is a California-based leading manufacturer and marketer of natural and organic culinary oils, vinegars, condiments and butter substitutes under the Spectrum Naturals(R) brand and essential fatty acid nutritional supplements under the Spectrum Essentials(R) brand, sold mainly through natural food retailers. Spectrum reported sales for its last fiscal year of $49.9 million.

"Spectrum has been a well-respected producer of natural and organic oils in the natural food channels for many years, and adding their range of offerings in this category to Hain Celestial's existing portfolio gives us another opportunity to offer our customers additional category-leading products," said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. "We look forward to expanding Spectrum Naturals, Essentials and Ingredients businesses as consumers increasingly seek healthy oils as part of a balanced diet and as recently recommended by the USDA Dietary Guidelines. Spectrum natural and organic products feature healthy oils that are mechanically extracted and free of trans fats and genetically engineered ingredients."

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"Hain Celestial provides Spectrum with a platform for accelerated expansion of our product lines. We look forward to benefiting from being part of the Hain Celestial family, as their presence in natural and other channels will enable us to provide health sustaining natural products that are the highest in consumer value," said Jethren P. Phillips, Founder and Chairman of the Board of Directors of Spectrum. "I began this mission nearly 20 years ago and look forward to Hain Celestial furthering our goals."

The Hain Celestial Group

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic beverage, snack, specialty food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), Hain Pure Foods(R), Hollywood(R), Walnut Acres Organic(R), Imagine Foods(R), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), Lima(R), Biomarche(R), Grains Noirs(R), Natumi(R), JASON(R) and Zia(R) Natural Skincare. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions, and obtain financing for general corporate purposes; competition, retention of key personnel and compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2004. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.